                                                                    Exhibit 32.1

                           SECTION 1350 CERTIFICATION

     In connection with the Quarterly Report of Central Parking Corporation (the "Company") on Form 10-Q for the three months ending June 30, 2004 as filed with the Securities and Exchange Commission on August 13, 2004 (the "Report"), I, Monroe J. Carell, Jr., Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (b)  The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operations of the Company.

                                           /s/ MONROE J. CARELL, JR.
                                           ------------------------------------
                                           Monroe J. Carell, Jr.
                                           Chairman and Chief Executive Officer

     A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO CENTRAL PARKING CORPORATION AND WILL BE RETAINED BY CENTRAL PARKING CORPORATION AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

     The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. This certification is executed as of August 13, 2004.